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                                                                   EXHIBIT 10.15


                            ASSET PURCHASE AGREEMENT


                 This Asset Purchase Agreement ("Agreement") is entered into by and between First Enterprise Financial Group, Inc., an Illinois corporation (hereinafter referred to as "Seller"), and Liberty Bank (hereinafter referred to as "Purchaser") this 4th day of April, 1996.

                                    RECITALS

                 WHEREAS, Seller is a financial organization primarily engaged in the business of acquiring retail installment sales contracts for new and used automobiles;

                 WHEREAS, Seller desires to sell and Purchaser desires to purchase certain of these retail installment sales contracts under the terms and conditions set forth in this Agreement; and

                 WHEREAS, Seller has agreed to provide certain services in managing and administering such retail installment sales contracts pursuant to a separate Servicing Agreement entered into by and between Seller and Purchaser of even date herewith (the "Servicing Agreement").

                 NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Seller and Purchaser agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 Section 1.0 DEFINED TERMS. Whenever used in this Agreement, the following capitalized words and phrases shall have the respective meanings set forth below. The definitions of such terms are applicable to the singular as well as to the plural forms of such terms.

                          AFFILIATE.  Any corporation, partnership or other
entity owned, managed or controlled by the Seller which has engaged in the origination or acquisition of Contracts purchased hereunder, or which will be involved in the servicing or collection of the Contracts or the liquidation of collateral pledged as security for the repayment of the Contracts.

                          ASSETS.  Contracts and associated Contract Rights and
Borrower Records.

                          BILL OF SALE.  The Bill of Sale in the form attached
as Exhibit A which evidences each sale of a Portfolio of Contracts pursuant to this Agreement.

                          BORROWER.  The person(s) or entity(s) that have
executed a Contract, including any guarantor, co-signer or other person or entity obligated to make payments under the Contract.

                          BORROWER DOCUMENTS.  With respect to each Contract,
(i) the original Certificate of Title; (ii) the original executed Contract with original signatures and bearing on its front or back surface an assignment to Purchaser; (iii) a copy of the Dealer Invoice and invoices for any additional equipment included in the Contract; (iv) a copy of the original signed Credit Application; (v) verification for the Required Borrower Insurance that Seller was the loss payee, additional insured, or lienholder at the time of the Seller's purchase of the Contract; (vi) copies of: (a) the credit bureau reports, (b) the completed credit investigation form, (c) the completed verification of employment and income forms, and (d) Borrower references; (vii) verification of Required Borrower Insurance including the policy number;
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 (viii) Seller's funds disbursement invoice or listing; (ix) a certificate for each type of Optional Borrower Insurance purchased by Borrower; (x) Seller's loan process or "deal structure" sheet; (xi) a "fact sheet" from the dealer; and (xii) other documents that may be required by Purchaser in the ordinary course of business.

                          BORROWER RECORDS.  With respect to each Purchased
Contract, and whether existing before or after the date of this Agreement (i) the Borrower Documents; and (ii) all other records, files and documents, whether consisting of paper or computerized or in some other form, which relate specifically to the Contract, Borrower, Financed Vehicle or associated Contract Rights.

                          BORROWER'S OUTSTANDING GROSS BALANCE.  The
outstanding balance on a Contract equal to the unpaid Scheduled Payments, including late charges, costs of collection actually incurred and Advances, due under the Contract.

                          BORROWER'S OUTSTANDING PRINCIPAL BALANCE.  The
outstanding principal balance on a Contract which is calculated by subtracting the unearned finance charge on the Contract from the unpaid Scheduled Payments due under the Contract.

                          BUSINESS DAY.  Any day other than (i) a Saturday or
Sunday, or (ii) another day on which banking institutions in the State of Connecticut are authorized or obligated by law to be closed.

                          CERTIFICATE OF TITLE.  With respect to any Financed
Vehicle, the Certificate of Title (or other evidence of ownership) issued by the department of motor vehicles, or other appropriate governmental body, of the state in which the Financed Vehicle is to be registered, showing the Borrower as owner with either notation of the Seller's first lien or such other status indicated thereon which is necessary to perfect Seller's security interest in the Financed Vehicle as a first priority interest, and showing no other actual or possible ownership or lien interest.

                          CHARGE-OFF CONTRACT.  A Purchased Contract: (i) which
is a Defaulted Contract, (ii) in connection with which Insurance Proceeds or Liquidation Proceeds have been received, or (iii) for which the Borrower has made what purports to be the final payment or a prepayment in full but the amount paid results in a shortage.

                          CHARGE-OFF DEFICIENCY.  With respect to each
Charge-Off Contract, the amount by which the Borrower's Outstanding Principal Balance exceeds the Liquidation Proceeds and Insurance Proceeds, to the extent that such amount has not been included in a previous calculation and report of Charge-Off Deficiency.

                          CLOSING DATE.  With respect to each Portfolio of
Contracts conveyed by Seller to Purchaser, the date of execution of the Bill of Sale evidencing such conveyance.

                          CONTRACT.  A motor vehicle installment or conditional
sale contract, with any amendments, pursuant to which a Borrower has: (i) purchased a new or used motor vehicle, (ii) granted a security interest in the motor vehicle to secure the Borrower's payment obligations, and (iii) agreed to pay the unpaid purchase price and a finance charge in monthly installments.

                          CONTRACT RIGHTS.  With respect to the Purchased
Contracts, (i) Seller's interest in the Financed Vehicle; (ii) all rights of Seller with respect to the Contract and Financed Vehicle under all dealer agreements pursuant to which the Contract was acquired by Seller excluding any rights or obligations of Seller to any dealer reserve accounts; (iii) all rights of Seller with respect to Required





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Borrower Insurance and Optional Borrower Insurance; and (iv) all rights of
Seller with respect to Borrower Records and Remittances.

                          CREDIT APPLICATION.  The credit application completed
by the Borrower in order to request financing for the Borrower's purchase of the Financed Vehicle.

                          DEALER INVOICE.  As to new Financed Vehicles, the
invoice prepared by the manufacturer; and as to used Financed Vehicles, the Black Book clean wholesale value adjusted for mileage and hard adds.

                          DEBT RATIO.  The debt-to-equity ratio of Seller
calculated in accordance with generally accepted accounting principles, by comparing the total liabilities to Tangible Net Worth.

                          DEFAULTED CONTRACT.  For a Due Period, a Purchased
Contract for which (a) any Scheduled Payment is delinquent (not paid by the due date) more than ninety (90) days (four (4) payments due) as of the end of the Due Period; (b) a Skip Loss Investigation was initiated or a petition requesting relief under the Bankruptcy Code or a similar law was filed by or against the Borrower during the Due Period, and by the end of the Due Period the Skip Loss Investigation was not satisfactorily resolved or the bankruptcy petition was not dismissed; (c) as of the end of the Due Period, the Financed Vehicle is missing or has been damaged beyond ordinary means of repair or has been leased or has been disposed of by sale or other transfer of title; or (d) Seller or Purchaser shall have determined that by reason of a claim, lien, charge, pledge or encumbrance regarding the Contract or the Financed Vehicle, or otherwise, payments under the Contract will not be made.

                          DUE PERIOD.  A calendar month during the period
beginning with the calendar month during which the first Closing Date occurs and ending with the calendar month when all of Seller's obligations to Purchaser under this Agreement and the Servicing Agreement are fully paid and performed.

                          ELIGIBLE CONTRACT.  A Contract which (i) is for a
Financed Vehicle on which not less than three (3) monthly payments have actually been made by a Borrower and received by the Seller in collected funds,
(ii) is in the form attached as Exhibit B hereto or in a form approved in writing by Purchaser, (iii) is not, nor are any of the other Assets associated with the Contract, in breach of any of the representations and warranties contained in Section 7.1 of this Agreement, (iv) has not been extended or the subject of other forbearance activity during the one hundred and twenty (120) days before the Closing Date, except for military accounts with pay allotments during the initial sixty (60) days of the Contract, (v) is a full payout obligation, (vi) is less than thirty (30) days delinquent, (vii) has a Borrower who is not a debtor in a proceeding under a state or federal receivership or bankruptcy law, (viii) is for a Financed Vehicle which has not been repossessed or designated for repossession from the Borrower, and with respect to which the Seller has not received any notice of damage, (ix) is for a Financed Vehicle with respect to which the Seller has received no notice that there are any outstanding personal property taxes, (x) is not in the process of being closed out or otherwise liquidated, (xi) has no insurance claim, litigation, or dispute pending relating in any way to the Contract, Borrower, or Financed Vehicle, (xii) meets the credit and advance standards set forth in Exhibit C as determined by Purchaser exercising its sole discretion, (xiii) has not been modified or extended except for military accounts with pay allotments due no later than sixty (60) days after the Contract Date, (xiv) is not the subject or designated for a Skip Loss Investigation, (xv) had the first two (2) Scheduled Payments paid by the due date, except for military accounts with pay allotments due no later than sixty (60) days after the Contract date, (xvi) is properly documented, (xvii) does not present a credit or collateral risk unacceptable to Purchaser; (xviii) has an "Annual Percentage Rate" which does not exceed the applicable state maximum and which was originated in accordance with all applicable state and federal laws, rules, regulations and ordinances.





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                          EVENT OF DEFAULT.  This term has the meaning provided
in Section 11.0 of this Agreement.

                          FINANCED VEHICLE.  The new or used vehicle purchased
by a Borrower pursuant to a Contract.

                          INSURANCE PROCEEDS.  With respect to a Purchased
Contract, amounts, including rebates and refunds, recovered under any warranty, Required Borrower Insurance, or Optional Borrower Insurance, net of any amounts required by law to be remitted to the Borrower.

                          INTEREST COVERAGE.  The sum of Seller's year-to-date
pre-tax income plus year-to-date interest expense, compared to year-to-date interest expense.

                          LIQUIDATION PROCEEDS.  With respect to a Purchased
Contract and a Due Period, all amounts (other than Insurance Proceeds) received during any Due Period from the sale or other disposition of the Financed Vehicle, net of any amounts required by law to be remitted to the Borrower.

                          LIST OF CONTRACTS.  The list delivered to Purchaser
by Seller with the Bill of Sale on each Closing Date, and which: (i) identifies each Contract conveyed on the Closing Date by account number, the name of the Borrower, the Borrower's Outstanding Principal Balance, and the year, make, model, and Vehicle Identification Number of the Financed Vehicle, and (ii) shows the total number of the Contracts and the total of the Borrower's Outstanding Principal Balances for the Contracts.

                          MAXIMUM PURCHASE AMOUNT.  Not more than Ten Million
and 00/100 ($10,000,000.00) Dollars.

                          MONTHLY YIELD.  The Borrower's Outstanding Principal
Balance as of the first day of a Due Period times one three hundred sixty-fifth (1/365) of the Required Yield for the Contract times the number of days in the Due Period.

                          MONTHLY PRINCIPAL.  With respect to a Due Period and
a Contract, the Borrower's Outstanding Principal Balance as of the last day of the preceding Due Period minus the Borrowers' Outstanding Principal Balance as of the last day of the Due Period.

                          OPTIONAL BORROWER INSURANCE.  Any insurance which
insures a Financed Vehicle or a Borrower's obligations under a Contract, including but not limited to credit life, credit health, credit disability, unemployment insurance; and any service contract, mechanical breakdown coverage, warranty, or extended warranty for a Financed Vehicle.

                          PORTFOLIO OF CONTRACTS.  The aggregate of individual
Contracts which are identified on the List of Contracts attached to a Bill of Sale.

                          PURCHASE PRICE.  One hundred (100%) percent of the
aggregate Borrower's Outstanding Principal Balance of the Contracts being purchased.

                          PURCHASED CONTRACT.  A Contract purchased by
Purchaser from Seller.

                          REMITTANCES.  Any amounts received with respect to
the Purchased Contracts and associated Contract Rights, including, but not limited to, Scheduled Payments, prepayments, payoffs,





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Liquidation Proceeds, Insurance Proceeds, late charges, reimbursements for
Advances made by Seller or Purchaser and fees (including not- sufficient-funds fees, and extension and modification fees).

                          REQUIRED BORROWER INSURANCE.  Any casualty insurance
the Borrower is required to obtain pursuant to the terms of the Purchased Contract.

                          REQUIRED MONTHLY RETURN.  For any Due Period, the
Monthly Yield plus the Monthly Principal plus reimbursement for any Advances plus the Charge-Off Deficiency plus the Servicing Fee.

                          REQUIRED RESERVE LEVEL.  As to the Reserve Account,
ten (10%) percent of the total of the aggregate Borrower's Outstanding Principal Balance for all Purchased Contracts as of the last day of a Due Period, but in no event less than Fifty Thousand and 00/100 ($50,000.00) Dollars, until such time as all funds due Purchaser pursuant to the terms of the Contracts purchased pursuant to this Agreement have been received.

                          REQUIRED YIELD.  Nine and three-quarters (9.75%)
percent on each Purchased Contract which is purchased within thirty (30) days subsequent to the date of execution of this Agreement. With respect to all other Contracts purchased hereunder, the Required Yield shall be four and one-quarter (4.25%) percent in excess of an Index. The Index is the weekly average yield on United States Treasury Securities adjusted to a constant maturity of twenty-four (24) months, as made available by the Federal Reserve Board. Purchaser will then round the result of this addition to the nearest one-eighth (0.125%) percent of one percentage point.

                          RESERVE ACCOUNT.  The account established pursuant to
Section 6.0 of this Agreement.

                          ROLLING AVERAGE CHARGE-OFF.  The monthly average, for
any six (6) consecutive calendar months, of the aggregate amount of Borrower's Outstanding Gross Balance for Charge-Off Contracts divided by the end of the month aggregate Borrower's Outstanding Gross Balance of Contracts which have not been paid in full, expressed as a percentage.

                          ROLLING AVERAGE DELINQUENCY.  The monthly average,
for any six (6) consecutive calendar months, of the aggregate Borrower's Outstanding Gross Balance for Contracts which as of the end of the month are two (2) payments delinquent divided by the end of the month aggregate Borrower's Outstanding Gross Balance of Contracts which have not been paid in full, expressed as a percentage.

                          SCHEDULE OF PAYMENTS.  The schedule of monthly
payments disclosed on such Contract.

                          SCHEDULED PAYMENT.  The monthly payment amount
indicated on the Schedule of Payments.

                          SERVICING FEE.  The Servicing Fee as defined in the
Servicing Agreement or, if Seller is not servicing the Purchased Contracts, the amounts paid to a successor servicer or the Purchaser's cost to service the Purchased Contracts if the Purchaser services the Purchased Contracts.

                          SKIP LOSS INVESTIGATION.  An investigation of the
whereabouts of a Financed Vehicle or a Borrower initiated by Seller or pursuant to the Servicing Agreement.





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                          TANGIBLE NET WORTH.  The total of shareholders'
equity (including capital stock, additional paid-in capital, and retained earnings) plus Subordinated Debt, less (i) the total amount of loans and debts due from affiliates, shareholders, officers or employees, and (ii) the total amount of any intangible assets, deferred charges and goodwill.

                 Section 1.1 ACCOUNTING TERMS. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered by any person or entity pursuant to this Agreement shall be prepared, in accordance with generally accepted accounting principals as in effect from time to time applied on a consistent basis. To the extent generally accepted accounting practices do not apply to certain reports or accounting practices of Servicer, the parties will mutually agree on the accounting practices.

                                   ARTICLE II
                                      TERM

                 Section 2.0 TERM. The term of this Agreement shall commence on the date written at the end of the Agreement and shall continue until all amounts due pursuant to all Purchased Contracts have been paid in full or forgiven by Purchaser; and Seller and Purchaser have performed all of their obligations hereunder and under the Servicing Agreement.

                                  ARTICLE III
                             PURCHASE OF CONTRACTS

                 Section 3.0 PURCHASE OF CONTRACTS. Subject to the terms and conditions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase (i) Eligible Contracts having an aggregate Borrower's Outstanding Principal Balance of no more than the Maximum Purchase Amount, and (ii) the associated Contract Rights and Borrower Documents. Each time Seller sells and Purchaser purchases Contracts, the sale and purchase shall be deemed to include a sale and purchase of the Contract Rights and Borrower Documents associated with the Contracts.

                 Section 3.1 PURCHASE PRICE. The purchase price for purchased Assets shall be an amount equal to the Purchase Price as of the time of purchase or such earlier date selected by the Purchaser for administrative convenience. To avoid the inconvenience of both parties making payments at the time of purchase, Purchaser shall disburse at the time of purchase to the Seller ninety (90%) percent of the Purchase Price and shall add the remaining ten percent (10%) to the Reserve Account. Purchaser shall pay the ninety (90%) percent amount to Seller by, at Purchaser's option, draft or wire transfer.
The Borrower's Outstanding Principal Balance used for the Purchase Price shall initially be determined from the records maintained by Seller. This amount shall be subject to adjustment to the extent that Purchaser subsequently determines that the actual Borrower's Outstanding Principal Balance is different than that shown on Seller's records. Seller shall cause to be paid to Purchaser any Remittances for Purchased Contracts which were not applied prior to the posting of the Borrower's Outstanding Principal Balance used in the calculation of the purchase price.

                 Section 3.2 CLOSING. (a) At least twenty (20) Business Days before the expected Closing Date, Seller shall notify Purchaser of the expected Closing Date and the Eligible Contracts Seller intends to sell to Purchaser on the Closing Date. The notice shall be accompanied by a schedule containing the information required to be in a List of Contracts and by whatever other documents are requested by Purchaser in order to determine if the Contracts are eligible for purchase.





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                 Section 3.3      DETERMINATION OF ELIGIBILITY.  Purchaser may
refrain from completing its determination of eligibility prior to purchasing a Contract. Purchaser may rely on Seller's records and representations and warranties when deciding whether or not to treat a Contract as an Eligible Contract. Regardless of how complete Seller's determination of eligibility is at the time of purchase of a Contract, or treatment of a Contract as an Eligible Contract, such determination is not a binding determination by Purchaser that the purchased Contract is an Eligible Contract. Purchaser reserves the right to change its determination or treatment of eligibility if it later determines that the Contract is not an Eligible Contract at the time of purchase. A determination or treatment by Purchaser that a Contract is an Eligible Contract is not a waiver by Purchaser of, or an admission by Purchaser of the truth of, any of Seller's representations and warranties to Purchaser in this Agreement.

                                   ARTICLE IV
                     CONDITIONS TO PURCHASER'S OBLIGATIONS

                 Section 4.0 CONDITIONS PRECEDENT TO INITIAL PURCHASE. Notwithstanding any other provision of this Agreement, Purchaser is not obligated to purchase any Assets pursuant to the initial purchase unless each of the following conditions is satisfied:

                          (a)     REPRESENTATIONS AND WARRANTIES.  All of the
representations and warranties of Seller in this Agreement shall be true at the time of purchase as of the Closing Date.

                          (b)     PERFORMANCE.  Seller shall perform in a
timely manner all of its obligations in this Agreement required to be performed prior to or at the purchase and all events required by this Agreement to occur prior to or at the purchase shall have occurred.

                          (c)     SELLER'S CERTIFICATE.  Seller shall prior to
or at the purchase provide Purchaser with a certificate in the form of Exhibit E attached hereto executed by an officer of Seller.

                          (d)     LEGAL OPINION.  Seller shall prior to or at
the first purchase provide Purchaser with an opinion of Seller's counsel in the form of Exhibit F attached hereto.

                          (e)     THIRD PARTY CONSENSUS.  Seller shall obtain
and deliver to Purchaser prior to or at the purchase all government and private consents required to permit Seller to perform this Agreement.

                          (f)     FINANCING STATEMENT.  Seller shall deliver to
Purchaser executed UCC-1 Financing Statements for each jurisdiction in which Eligible Contracts to be purchased hereunder have been originated containing the language in Exhibit G attached hereto sufficiently far in advance of the Closing Date to be filed and file-searched by Purchaser in each such jurisdiction prior to purchase.

                          (g)     RELEASES.  Seller shall cause to be delivered
to Purchaser prior to the purchase, UCC release or termination statements and other release documents, if any, Purchaser may deem appropriate to release any interest not held by Seller in the Assets being purchased.

                          (h)     RESOLUTION.  Seller shall prior to or at the
initial purchase provide Purchaser with a copy of resolutions in the form of Exhibit H attached hereto from Seller's Board of Directors.

                          (i)     DOCUMENTS.  Seller shall deliver to Purchaser
(A) the original Contract(s), (B) the original Certificates of Title, and (C) Seller's worksheet relating to such Contract(s); and present





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to Purchaser for Purchaser's review each of the other Borrower Documents;
except that, if the Contract date is less than ten (10) days before the Contract is delivered to Purchaser and a Certificate of Title has not been issued and Seller has provided Purchaser with adequate proof that a Certificate of Title has been applied and paid for, then the Certificate of Title shall be presented to Purchaser for Purchaser's review within ninety (90) days of the Contract date.

                          (j)     DEFAULT.  Seller shall not be in default of
its obligations to Purchaser under this Agreement, under a certain Asset Purchase Agreement dated May 22, 1995 or otherwise at the time of the purchase.

                          (k)     FINANCIAL CONDITION.  There shall have been
no material adverse change in Seller's financial condition after December 31, 1995.

                          (l)     LIMITED POWERS OF ATTORNEY.  Prior to or at
the purchase, Seller shall deliver to Purchaser a limited power of attorney in the form of Exhibit I attached hereto.

                          (m)     LIST OF CONTRACTS.  Prior to or at the
purchase, Seller shall deliver to Purchaser a schedule delineating each and every Contract to be purchased pursuant to the terms of this Agreement.

                          (n)     BILL OF SALE.  Prior to or at the purchase,
Seller shall deliver to Purchaser an executed Bill of Sale for the Assets being purchased in the form of Exhibit A attached hereto.

                          (o)     INSURANCE ASSIGNMENT.  Prior to or at the
purchase, Seller shall deliver to Purchaser an executed Assignment of Insurance Interests relative to the collateral for the repayment of the obligations pursuant to the Contracts being purchased hereunder in the form of Exhibit D attached hereto.

                          (p)     ASSIGNMENT OF MOTOR VEHICLE CERTIFICATES OF
TITLE. Prior to or at the purchase, Seller shall deliver to Purchaser an executed Assignment of all motor vehicle certificates of title held by the Seller as collateral security for the repayment of the obligations contained in the Contracts, which Assignment of Motor Vehicle Certificates of Title shall be in the form attached hereto as Exhibit M.

                          (q)     SERVICING AGREEMENT.  Prior to or at the
initial purchase Seller shall execute and deliver to Purchaser the Servicing Agreement.

                          (r)     REVIEW.  Prior to the purchase Seller has, to
the extent requested by Purchaser, allowed Purchaser to review the Borrower Records for the Contracts being purchased.

                          (s)     GOOD STANDING.  Prior to or at the initial
purchase Seller shall provide Purchaser with a certificate of good standing issued by the Secretary of State of Illinois dated within five (5) days before the first Closing Date.

                          (t)     PORTFOLIO PERFORMANCE.  Neither the Purchased
Contracts in total as a group, nor the Contracts owned by Seller in total as a separate group, have a Rolling Average Delinquency greater than eight (8%) percent or a Rolling Average Charge-Off greater than one and three-quarters (1.75%) percent.





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





                          (u)     CREDIT REFERENCES.  Purchaser has not
received an unsatisfactory credit reference or report concerning Seller.

                          (v)     SERVICING PERFORMANCE.  Before the initial
Closing Date, Purchaser has conducted a review of Seller's Contract Servicing with results satisfactory to Purchaser.

                          (w)     DEBT RATIO.  Debt Ratio does not exceed 5.0.

                          (x)     INTEREST COVERAGE.  Interest Coverage is not
less than 1.15.

                          (y)     SPECIAL DEPOSIT AGREEMENT.  Seller shall
deliver to Purchaser a Special Deposit agreement executed by LaSalle National Bank in the form of Exhibit K attached hereto.

                          (z)     INTERCREDITOR AGREEMENTS.  Purchaser and
LaSalle National Bank shall have executed an Intercreditor Agreement in the form of Exhibit L attached hereto, and Purchaser and General Electric Capital Corporation shall have executed an Intercreditor Agreement in the form of Exhibit L-1 attached hereto.

                          (aa)    ARTICLES OF INCORPORATION AND BY-LAWS.
Seller shall have delivered to Purchaser copies of Seller's articles of incorporation certified on or within two (2) Business Days before the Closing Date by the Secretary of State of the applicable jurisdiction, and a copy of Borrower's by-laws, certified by the Secretary of Seller.

                          (bb)    PERMITS AND LICENSES.  Seller shall deliver
to Purchaser attorney-certified copies of all permits and licenses issued by all permitting governmental and regulatory authorities required by Seller to engage in the business of financing the purchase of new and used motor vehicles in each jurisdiction in which the Seller is currently engaged in such business and in which jurisdiction any Contracts to be sold hereunder were originated.

                                   ARTICLE V
                                  LIABILITIES

                 Section 5.0 LIABILITIES. Purchaser does not by virtue of entering into or carrying out the terms of this Agreement or purchasing Assets assume any obligations of Seller or any other person or entity, except those obligations of Seller to Borrowers expressly set forth in the Purchased Contracts which first arise subsequent to the Closing Date, which obligations Purchaser expressly assumes, subject to Seller's warranty that all other obligations of Seller and prior holders related to the Purchased Contracts have been performed. Without limiting the generality of the foregoing, Purchaser specifically does not assume any obligations relating to any of the following:

                          (a)     TAXES.  Any liability of Seller for any tax
of any kind, accrued or accruing, with respect to the purchased Assets, including without limitation any liability for income, sales, use or personal property taxes, whether or not due and payable and whether or not collected from Borrowers relating to any period prior to the Closing Date;

                          (b)     CONTINGENT LIABILITIES.  Any liability of
Seller arising at any time as a result of any claim pertaining to any act or omission by Seller, or any of its agents or representatives;





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

                          (c)     TRANSACTION EXPENSE.  Any liability of Seller
to make any payment or pay any tax incurred in connection with this Agreement or the transactions contemplated herein except as specifically provided herein;

                          (d)     WARRANTY CLAIMS.  Any liability resulting
from any actual or threatened product liability or warranty claim or Borrower claim with respect to any Financed Vehicle; and

                          (e)     INSURANCE.  Any liability in connection with
any Required Borrower Insurance or Optional Borrower Insurance purchased by a Borrower in connection with a Contract.

                          All obligations and duties of Seller not specifically
assumed by Purchaser pursuant to this Section shall be the sole responsibility of Seller, and Seller shall indemnify Purchaser pursuant to Article IX hereof from all claims and liabilities arising from such obligations, duties and liabilities not assumed by Purchaser.

                                   ARTICLE VI
                                RESERVE ACCOUNT

                 Section 6.0 CREATION OF RESERVE ACCOUNT. Purchaser has agreed to purchase Eligible Contracts based on the assumption that most of the Scheduled Payments will be paid within a certain period of their due dates. Because the Purchased Contracts may not perform well enough to meet Purchaser's assumptions, Seller has agreed to fund a Reserve Account to allow Purchaser a way to recover, to the extent of the Reserve Account, shortfalls from the assumed performance. The Reserve Account shall be established on the first Closing Date. The initial amount of the Reserve Account shall be ten (10%) percent of the Purchase Price of the Contracts purchased on the first Closing Date. The Reserve Account shall be maintained as a ledger account and shall not consist of segregated funds or an interest in cash. Purchaser may commingle and use as its own funds any funds which are accounted for as an addition to the Reserve Account. The Reserve Account shall not bear or earn interest. Seller's only right, title, and interest with respect to the Reserve Account shall be the right to receive any remaining balance provided in Section
6.3 after the deduction of all charges to the Reserve Account that Seller has a right to make pursuant to this Agreement or the Servicing Agreement. Seller hereby grants to Purchaser a first security interest in the Reserve Account to secure Seller's obligations to Purchaser under this Agreement and the Servicing Agreement.

                 Section 6.1 MONTHLY ADJUSTMENTS. Within ten (10) Business Days following the end of each Due Period, (i) the amount by which the Remittances for the Due Period, net of Remittances dishonored or returned during the Due Period, exceed the Required Monthly Return shall be added to the Reserve Account balance to the extent necessary to restore it to the Required Reserve Level as of the end of the Due Period, and (ii) the amount by which the Remittances for the Due Period, net of Remittances dishonored or returned during the Due Period, are less than the Required Monthly Return shall be deducted from the Reserve Account balance. Except as provided in the Servicing Agreement, Purchaser shall have no obligation to pay Seller the amount by which Remittances exceed the Required Monthly Return and the amount necessary to restore the Reserve Account to the Required Reserve Level.

                 Section 6.2 SHORTFALLS AND CHARGES. In the event that all Remittances ever collected are not sufficient to restore the Reserve Account to the Required Reserve Level, Seller has no liability to contribute to the Reserve Account or otherwise reimburse Purchaser for the shortfall except to the extent there were charges to the Reserve Account for items for which Seller was liable, such as Seller's repurchase obligations. Purchaser has no liability to pay any shortfall. In addition to other charges allowed by this Agreement or the Servicing Agreement, Purchaser may charge the Reserve

Account for (i) all amounts which Seller owes to Purchaser pursuant to this Agreement or otherwise but fails to pay when due, and (ii) all amount which Purchaser incurs to perform or enforce Seller's obligations under this Agreement or otherwise which Seller fails to perform.

                 Section 6.3 PAYMENT OF RESERVE ACCOUNT BALANCE. At such time as Purchaser shall have received through Remittances and/or the Reserve Account all of the Required Monthly Returns for all of the Purchased Contracts and Seller has performed all of its obligations hereunder and under the Servicing Agreement, Purchaser shall pay to Seller the amount of the positive balance, if any, of the Reserve Account.

                                  ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                 Section 7.0 REPRESENTATIONS OF SELLER. Seller makes the following representations and warranties. The representations and warranties are made hereby as of the execution and delivery of the Agreement, and each time Seller sells Contracts to Purchaser the representations and warranties are made hereby again as of that time. The representations and warranties shall survive the sale of the Contracts to Purchaser. Purchaser's knowledge of any breach of the representations and warranties contained herein shall not void or waive any of the representations or warranties.

                          (a)     ORGANIZATION AND GOOD STANDING.  Seller is
duly organized and is validly existing as a corporation in good standing under the laws of the State of Illinois, with power and authority to own its properties and to conduct its business, and at all relevant times, has the power, authority and legal right to acquire, own and sell the Assets being purchased. Each of Seller's subsidiaries originating Contracts being purchased pursuant to the terms of this Agreement is duly organized, validly existing and in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and has full power, authority and legal right to own its properties, to carry on its business as presently conducted and to originate and/or acquire Contracts in conjunction with the secured financing of new and used motor vehicles.

                          (b)     DUE QUALIFICATION.  Seller and each Affiliate
of Seller involved in the origination of Contracts being purchased pursuant to this Agreement has, and is in good standing under, all licenses, permits, and approvals in all jurisdictions which are required for Seller's or such Affiliate's acquisition and sale of the Assets being purchased and for Seller's performance of this Agreement.

                          (c)     POWER AND AUTHORITY.  Seller has the power
and authority to execute this Agreement and carry out its terms, and the execution and performance of the Agreement have been duly authorized by all necessary corporation action; and the execution, delivery and performance of the Agreement has been duly authorized by Seller by all necessary corporation action.

                          (d)     VALID SALE; BINDING OBLIGATIONS.  The
Agreement constitutes a valid sale, transfer and assignment to Purchaser of the Assets being purchased, enforceable against creditors of and purchasers from Seller, and is a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

                          (e)     NO VIOLATION.  Neither Seller's execution or
performance of this Agreement conflicts with, or will result in any breach of, or constitutes a default under, the articles of incorporation or bylaws of Seller or any indenture, instrument, agreement, law or court order by which it is bound; nor will they result in the creation or imposition of any lien upon any of Seller's properties. Seller has obtained all consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental persons and entities necessary for the execution and performance of this Agreement. The sale of the Assets is not a bulk sale as defined in the Uniform Commercial Code.

                          (f)     NO PROCEEDINGS.  There are, except as
disclosed to Purchaser in Seller's counsel's opinion letter of even date herewith and delivered to Purchaser contemporaneously herewith, no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or its properties, which (i) assert the invalidity of the Agreement, (ii) seek to prevent the consummation of any of the transactions contemplated by the Agreement, (iii) seek any determination or ruling that, if determined adversely to Seller, would materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, the Agreement, or which (iv) claim or seek to claim any interest in any of the Assets being purchased hereunder or the collateral granted as security for the repayment of the same.

                          (g)     ASSETS.  Seller has good, indefeasible and
marketable title to the Assets being purchased, free and clear of all liens, claims, charge, defenses, counterclaims, offsets, encumbrances and security interests of any kind or nature whatsoever, and upon execution and delivery of the Bill of Sale, Purchaser will be the sole owner of, and have good indefeasible and marketable title to, such Assets free from all liens and claims created by Seller or resulting from Seller's conduct.

                          (h)     TAX RETURNS.  All required federal, state and
local tax returns of Seller and its Affiliates have been accurately prepared and duly and timely filed (within the initial or extended time period allowed therefor) and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. Seller and its Affiliates have not been delinquent in the payment of any tax, assessment or other governmental charge which could adversely affect in any way the Assets being purchased.

                          (i)     BROKERS.  No person or entity has, or as a
result of the transactions contemplated hereby will have, any right, interest or claim against Purchaser or the Assets being purchased for any commission, fee or other compensation as a finder or broker or in any similar capacity.

                          (j)     FINANCIAL CONDITION.  Seller is in stable
financial condition with a positive net worth and is able to and does pay its liabilities as they mature. Seller is not in default under any obligation to pay money to any person or entity except for matters being disputed in good faith which do not involve an obligation of Seller on a promissory note. Seller will not use the proceeds from the transactions contemplated by the Agreement to give any preference to any creditor or class of creditors, and this transaction will not leave Seller with remaining assets which are unreasonably small compared to its ongoing operations.

                          (k)     DISCLOSURE.  There is no fact known to Seller
which Seller has not disclosed to Purchaser in writing with respect to the Assets being purchased or the assets, liabilities, financial condition or activities of Seller or its affiliates which would or may be likely to have a material adverse effect upon such Assets or Seller's ability to perform its obligations under the Agreement. All information and documents prepared by Seller and provided to Purchaser at any time are true and accurate.

                 Section 7.1 REPRESENTATIONS AND WARRANTIES OF SELLER AS TO THE ASSETS. Seller makes the following representations and warranties as to the Assets purchased by Purchaser. The following representations and warranties as to the Assets being purchased are made hereby as of the time that Seller sells the Assets to Purchaser. The representations and warranties shall survive the sale of the Contracts to Purchaser. Purchaser's knowledge of any breach of the representations or warranties contained herein shall not void any of the representations or warranties. References in the following representations and warranties as to Purchased Contracts refer to the Contracts being purchased at the time the representations and warranties are made.

                          (a)     CHARACTERISTICS OF CONTRACTS.  Each Purchased
Contract (i) in the ordinary course of business of the selling dealer has been fully and properly executed by the parties thereto, and has been validly sold and assigned by such dealer to Seller free from all claims and liens, (ii) creates a valid, subsisting and enforceable first priority security interest in the Financed Vehicle in favor of the Seller, which security interest is assignable by Seller to Purchaser, (iii) in the ordinary course of Seller's business was purchased from selling dealer, (iv) contains the original signature of the Borrower, and (v) is the only unsatisfied original executed Contract for the purchase of the Financed Vehicle, (vi) accurately reflects all of the actual terms and conditions of the Borrower's purchase of the Financed Vehicle with installment payments, (vii) meets Seller's creditworthiness and other purchase criteria in Exhibit C and Seller has paid the dealer the entire amount owed by Seller to the dealer for the Contract, (viii) is an Eligible Contract, except that no representation or warranty is made as to whether or not the Contract presents a credit risk unacceptable to Purchaser, (ix) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for enforcement of Borrower's obligation to pay the amounts due thereunder, and are adequate for realization of the security interest against the Financed Vehicle in the event of default.

                          (b)     LIST OF CONTRACTS.  The information set forth
in the List of Contracts attached to each Bill of Sale is true and accurate in all respects as of the Closing Date or other date indicated thereon, and no selection procedures adverse to Purchaser have been utilized in selecting the Eligible Contracts offered to Purchaser.

                          (c)     COMPLIANCE WITH LAW.  Each Purchased Contract
and the sale of the Financed Vehicle complied at the time it was made, and each Contract complies at the time it is purchased by Purchaser, with all requirements of applicable federal, state and local laws and regulations, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                          (d)     ACCOUNT HISTORY.  Seller has maintained
accurate records of all financial transactions, documents, and material conversations regarding the Purchased Contracts, Financed Vehicles and Borrowers, and such records are included in the purchased Assets, and such records are computerized regarding financial transactions and Borrower contacts.

                          (e)     BINDING OBLIGATION.  Each Purchased Contract
and associated Contract Right is a genuine, legal, valid and binding obligation of the Borrowers, enforceable by the holder thereof in accordance with its terms.

                          (f)     SECURITY INTEREST IN FINANCED VEHICLE.  The
Borrower's obligations with respect to each Purchased Contract are secured by a validly perfected first priority security interest in the Financed Vehicle in favor of Seller as secured party and the sale to Purchaser conveys to Purchaser the validly perfected first priority security interest in the Financed Vehicle.

                          (g)     ENFORCEABLE OBLIGATIONS.  There are no facts,
events or occurrences which would in any way impair the validity, collectibility or enforcement of any Purchased Contract or associated Contract Right or tend to reduce the amount payable by the Borrower on any Purchased Contract or the obligated party for any Contract Right.

                          (h)     CONTRACT IN FORCE.  No Purchased Contract has
been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the security interest granted by the Contract in whole or in part, and all of the Seller's and prior holder's obligations under the Contract have been performed except those which first arise subsequent to the Closing Date.

                          (i)     NO WAIVER.  No provision of a Purchased
Contract has been waived, altered or modified in any respect except for routine extensions done in accordance with Seller's customary extension routines more than one hundred twenty (120) days before the Closing Date, and no such extension increases the number of installment payments due pursuant to the terms of such Purchased Contract or increases the amount financed. For purposes of this subparagraph only, the addition of the cost of forced placed insurance procured by the Seller pursuant to the provisions of Section 7.1(n) hereof shall not be deemed a waiver.

                          (j)     NO DEFENSES.  No claims of rescission,
setoff, counterclaim or defense have been asserted or threatened with respect to any Purchased Contract or associated Contract Rights.

                          (k)     NO LIENS.  There are no liens for work, labor
or materials relating to a Financed Vehicle that are liens prior to or equal with the lien granted by the Purchased Contract, and no Financed Vehicle has been materially damaged and not repaired.

                          (l)     NO DEFAULT.  Except for a payment default
continuing for a period of not more than thirty (30) days as of the Closing Date, no default, breach or violation or event permitting acceleration under the terms of any Purchased Contract has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Purchased Contract exists and Seller has not waived any of the foregoing.

                          (m)     INSURANCE.  The Required Borrower Insurance
is in effect, Seller is noted as an additional insured, loss payee, or lienholder on the insurance policy. There is no claim pending with respect to Required Borrower Insurance or Optional Borrower Insurance. All Required Borrower Insurance and Optional Borrower Insurance obtained by any Borrower has been obtained in compliance with all laws applicable thereto; and Seller and the insurance company issuing any such Required Borrower Insurance or Optional Borrower Insurance have made all disclosures with respect thereto to the Borrower as required by any law, federal, state or local, applicable thereto.

                          (n)     FORCED PLACED INSURANCE.  In the event that
any Borrower fails to maintain Required Borrower Insurance, then and in that event, and within three (3) Business Days of receipt of notice that said Required Borrower Insurance is not being maintained, Seller shall procure forced placed casualty insurance on the Financed Vehicle in an amount equal to the Black Book clean wholesale value of said vehicle and shall provide verification to Purchaser that said forced placed insurance is in full force and effect. Said forced placed insurance shall be procured and maintained by the Seller at the Seller's sole cost and expense. Notwithstanding the foregoing, Seller shall have the right to recoup the cost of said forced placed insurance from a Borrower pursuant to the terms of the Borrower's Contract; provided, however, that the recoupment of the cost of any such forced placed insurance shall be subordinate to the Borrower's obligation to make payments of principal and interest pursuant to the terms of his Contract. Failure of the Seller to procure and maintain the insurance required by this subparagraph shall be deemed an Event of Default pursuant to the provisions of Article XI of this Agreement.

                          (o)     NO REDUCTIONS.  No arrangements have been
made with any Borrower or Contract Rights obligor for the reduction of any amounts due under a Purchased Contract or Contract Rights.

                          (p)     ALL FILINGS MADE.  All filings (including,
without limitation, UCC filings) necessary in any applicable jurisdiction, including but not limited to Illinois, to give Purchaser the paramount interest in the Purchased Contracts have been made.

                          (q)     SERVICING COMPLIANCE.  Seller has conducted
its business with respect to the purchased Assets, including but not limited to the collection and administration of the Purchased Contracts, in accordance with all applicable laws, rules and regulations, and has made collections on the Purchased Contracts with reasonable care using that degree of skill and attention that is customary of motor vehicle retail installment contracts.

                          (r)     REGISTRATION OF VEHICLES.  Each Financed
Vehicle has been registered with the appropriate Department of Motor Vehicles or corresponding agency in the state in which the Financed Vehicle is located and all fees and taxes due in connection with the registration and Borrower's purchase have been paid in full.

                          (s)     REGISTERED OWNER.  A Certificate of Title has
been issued to the Borrower and delivered to the Seller for each Financed Vehicle. All fees and taxes due in connection with the titling of the Financed Vehicles have been paid in full.

                          (t)     CAPACITY AND SOLVENCY.  To the best of
Seller's knowledge, each of the Borrowers for the Purchased Contracts (i) had the capacity to contract at the time the Contract was executed and (ii) is solvent.

                          (u)     NO SETOFFS.  There are no disputes existing
or asserted with respect to any Purchased Contracts or associated Contract
Rights.

                          (v)     BONA FIDE TRANSACTIONS.  The Purchased
Contracts represent undisputed, bona fide transactions being carried out in accordance with the terms and provisions contained in the Purchased Contracts.

                 Section 7.2 WITHOUT RECOURSE. The representations and warranties contained in this Agreement shall not be construed as a warranty or guaranty by the Seller as to future payments by any Borrower. The sale of the Assets pursuant to this Agreement shall be "without recourse" except for (i) the right to debit the Reserve Account pursuant to the provisions of Article VI of this Agreement and (ii) the representations, warranties and covenants made by Seller in this Agreement and the Servicing Agreement.

                                  ARTICLE VIII
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                 Section 8.0 REPRESENTATIONS OF PURCHASER. The Purchaser hereby makes the following representations and warranties:

                          (a)     DUE ORGANIZATION.  The Purchaser is a
corporation, duly organized, validly existing and in good standing under the laws of the State of Connecticut, and has the power to own assets and to transact the business in which it is presently engaged with regard to this Agreement.

                          (b)     REQUISITE POWER.  The Purchaser has the power
to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

                          (c)     BINDING AGREEMENT.  This Agreement has been
duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

                                   ARTICLE IX
                                INDEMNIFICATION

                 Section 9.0 INDEMNITY. Seller shall indemnify and hold Purchaser harmless from any and all losses, damages, costs, good faith settlements, expenses, taxes, attorneys' fees and other liabilities including, without limitation, costs of investigation, fees and expenses at trial and on appeal, and costs in successfully asserting the right to indemnification hereunder (all of the foregoing are referred to in this Section as "Losses") incurred by Purchaser at any time pertaining to (i) facts which are, or allegations which if true would be, a breach of any representation, warranty, agreement or covenant of Seller contained in this Agreement or the Servicing Agreement, (ii) a default of Seller's obligations under this Agreement or otherwise, or (iii) activities, operations or conduct of Seller. If legal action is commenced against Purchaser regarding a matter for which Purchaser is entitled to indemnification under this Section, Purchaser shall give notice to Seller of the action within 60 days following Purchaser's knowledge thereof. The failure to notify shall not relieve Seller from any liability which it may have to Purchaser hereunder or otherwise, with the exception of any losses resulting from such failure to notify. With respect to each such notice, Seller shall, at Purchaser's option, immediately take all action necessary to minimize any risk or loss to Purchaser including retaining counsel satisfactory to Purchaser and take such other actions as are necessary to defend Purchaser or to discharge the indemnity obligations hereunder. Purchaser may, at its option, conduct such defense at the expense of Seller in the conduct of such defense, would not, in Purchaser's reasonable judgement, have a material adverse impact on the continuing operations of Seller. Seller shall pay on demand any indemnified Losses incurred by Purchaser. Purchaser and Seller shall fully cooperate with each other in fulfilling the intent of this Section of this Agreement. Seller shall not settle any claim in which Purchaser is named without the prior written consent of Purchaser.

                                   ARTICLE X
                                   COVENANTS

                 Section 10.0 FINANCING STATEMENTS. At the request of Purchaser, Seller shall execute such financing statements as Purchaser determines may be required by law to perfect, maintain and protect the interest of Purchaser in the purchased Assets and in the proceeds thereof and in Purchaser's interest in the Reserve Account.

                 Section 10.1 NAME CHANGE. Seller shall not change its name, identity or corporate structure unless it shall have given Purchaser at least sixty (60) days prior written notice thereof and shall have executed whatever additional, or amendments to, financing statements Purchaser requires as a result of such change.

                 Section 10.2 RELOCATION OF OFFICES. Seller shall give Purchaser at least sixty (60) days prior written notice of any closing or opening of offices involved with Contracts and of the relocation of its principal executive office and shall execute whatever additional, or amendments to, financing statements Purchaser requires as a result of this change. Seller shall, at all times, maintain its principal executive office within the United States of America.

                 Section 10.3 NOTICE OF SALE. Seller shall indicate on its books and records related to or including the purchased Assets that the purchased Assets are owned by Purchaser. At the request of Purchaser, Seller shall, in writing and on such forms as may be required by Purchaser, notify Borrowers, issuers of Certificates of Titles, UCC offices, insurance companies and other impacted persons and entities, of Purchaser's purchase of the purchased Assets.

                 Section 10.4 CONTINUITY OF BUSINESS. Seller shall continue in business in a lawful manner with all necessary licenses, permits, and qualifications necessary to perform this Agreement, and shall keep its books and records in accordance with generally accepted accounting principles.

                 Section 10.5 FINANCIAL STATEMENTS AND ACCESS TO RECORDS. Seller shall provide Purchaser with access to its books and records relating to the purchased Assets and Seller's performance of this Agreement. During the term of this Agreement, Seller shall provide Purchaser with monthly consolidated and consolidating financial statements of Seller within fifteen
(15) days of the end of each of month, and with annual audited financial statements within ninety (90) days of the fiscal year-end. The annual financial statements shall be audited by a public accounting firm acceptable to Purchaser. Along with the financial statements, Seller shall also provide Purchaser with a certificate in the form of Exhibit J attached hereto.

                 Section 10.6 POWER OF ATTORNEY. Seller hereby grants Purchaser a power of attorney to act in its name and stead to the extent necessary to enable Purchaser to receive and maintain a first priority perfected security interest in the purchased Assets and the proceeds thereof and to exercise its rights in the purchased Assets. This power of attorney is coupled with an interest and shall be irrevocable until such time as all payments due Borrower under the Contracts and this Agreement have been received in full.

                 Section 10.7 TRANSFER OF DOCUMENTS AND INFORMATION. Except to the extent the Servicing Agreement requires a different procedure, Seller shall deliver to Purchaser all Remittances, Purchased Contracts, Borrower Records, correspondence and other documents related to the Purchased Contracts and shall inform Purchaser of any potentially materially adverse information it receives concerning the purchased Assets or Purchaser's rights in the purchased Assets. Seller shall allow Purchaser access to all such records and information until delivery to Purchaser.

                 Section 10.8 SUBSEQUENT ACTIONS. At the request of the Purchaser, Seller shall execute and deliver to Purchaser after execution of this Agreement such documents or take such action as Purchaser deems necessary to carry out this Agreement.

                 Section 10.9 REPURCHASE OF ACCOUNTS. In the event that the Purchaser determines, after a Closing Date, that a Purchased Contract was not an Eligible Contract on the Closing Date, or to otherwise be a Contract which Purchaser was not obligated to Purchase on any Closing Date, then upon request by Purchaser, Seller shall repurchase the Contract for the amount of the Borrower's Outstanding Principal Balance and any accrued and unrecovered Required Yield thereon; provided that (i) if the reason that the Contract is not an Eligible Contract is because of a breach of Section 7.1 which affects only that Contract, other than the representation and warranty that the Contract is an Eligible Contract, then Seller does not have to repurchase the Contract if Seller cures the breach within 10 days after notice from the Purchaser, or (ii) if the reason that the Contract is not an Eligible Contract is that the Contract presents an unacceptable credit or collateral risk to Purchaser, no later than ninety (90) days after purchase of such Contract, Purchaser shall request that Seller repurchase such Contract for the amount of the Borrower's Outstanding Principal Balance and any accrued and unrecovered Required Yield thereon.

                 Section 10.10 BEST EFFORTS. Seller shall exercise its best efforts to satisfy the conditions in Article IV.

                                   ARTICLE XI
                               EVENTS OF DEFAULT

                 Section 11.0 EVENTS OF DEFAULT. An Event of Default means the occurrence or existence of one or more of the following events which remains uncured after the expiration of any applicable cure period:

                          (i)     breach of any representation, warranty,
agreement or covenant contained in this Agreement or any document delivered pursuant hereto; or

                          (ii)    Seller or Purchaser becomes a debtor in a
bankruptcy, reorganization or receivership proceeding; or

                          (iii)   an Event of Default under the Servicing
Agreement as defined therein; or

                          (iv)    an Event of Default under any other purchase
or financing agreement by and between Seller and Purchaser, including, but not limited to, that certain Asset Purchase Agreement dated May 22, 1995 and all documents executed and delivered ancillary thereto.

                 Section 11.1     REMEDIES UPON DEFAULT.

                          (a)     SELLER'S DEFAULT.  Upon the occurrence of any
Event of Default by Seller, then in conjunction with, or in addition to any other rights and remedies of the Purchaser, Purchaser shall have the right to:

                                  (i)      deduct from the Reserve Account any
amount due or to become due to Purchaser;

                                  (ii)     require Seller, to the extent it has
not already done so, to assemble the Borrower Records and all records (including electronic data) related to the Contracts and deliver such items to Purchaser as instructed by Purchaser;

                                  (iii)    protect and enforce its rights and
remedies under this Agreement, foreclose or otherwise realize on the security for Seller's obligations under this Agreement or the Servicing Agreement, and exercise any of the rights and remedies available to it at law or equity; and

                                  (iv)     terminate the Servicing Agreement
and require Seller to notify all Borrowers to forward future Remittances to such servicing agent as shall be designated in writing by the Purchaser, including the Purchaser itself if the Purchaser elects to service payments under the Contracts.

                          (b)     Upon the occurrence of an Event of Default
under Section 11.0, Purchaser shall have no further obligations to purchase Contracts from Seller pursuant to this Agreement and shall have those remedies set forth in Section 11.1(a) above with respect to any Contracts purchased prior to such Event of Default.

                          (c)     PURCHASER'S DEFAULT.  If there is an Event of
Default by Purchaser which Purchaser fails to cure within thirty (30) days after written notice from the Seller, Seller's sole and exclusive remedy shall be to pursue Purchaser for a breach of contract claim with damages limited to actual and direct damages caused by the breach. Each of Purchaser and Seller waives any claim for consequential, punitive, or incidental damages, any tort cause of action, and any claim for lost profits or loss of goodwill, except for fraud or intentional misrepresentation by Seller against Purchaser.

                                  ARTICLE XII
                          GENERAL TERMS AND CONDITIONS

                 Section 12.0 SECURITY AGREEMENT. It is the intent of the Purchaser and the Seller that this transaction is a sale of the purchased
Assets from Seller to Purchaser.   In the event, however, this conveyance is
determined to be a loan made by Purchaser to Seller, rather than a purchase, then Seller shall be deemed to have granted to Purchaser a first priority perfected security interest in the purchased Assets and all proceeds thereof, including those proceeds deposited in the Special Deposit Account described in Paragraph 2 of Exhibit K hereof, to secure repayment of the Purchase Price to Purchaser.

                 Section 12.1 ENTIRE AGREEMENT. This Agreement and the documents incorporated by reference herein, express the entire agreement of the parties hereto, and supersede all prior promises, representations, understandings, arrangements and agreements between the parties with respect to the subject matter contained herein. The parties hereto further acknowledge and agree than neither of them has made any representations to induce the execution and delivery of this Agreement except those expressly set forth herein. This Agreement may not be amended or modified except in writing signed by Seller and Purchaser.

                 Section 12.2 APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut.

                 Section 12.3 NOTICES. Any notice, request, demand, instruction or other communication to be given any party hereto in writing shall be effective upon delivery during regular business hours at the offices of Seller and Purchaser hereinafter set forth. Such communications shall be given by telecopy, commercial delivery service, or sent by certified mail, postage prepaid and return receipt requested, as follows:

                          If to Seller:

                                  First Enterprise Financial Group, Inc.
                                  Attn:    Michael P. Harrington
                                  500 Davis Center, Suite 1005
                                  Evanston, Illinois 60201
                                  Electronic Fax (708) 866-8822

                          If to Purchaser:

                                  Liberty Bank
                                  Attn:    Mr. Frederic W. Dauch
                                           Vice President
                                  315 Main Street
                                  Middletown, Connecticut   06457
                                  Electronic Fax (860) 344-9217

                          With a copy to:

                                  Harry B. Heller, Esq.
                                  Heller, Heller & McCoy
                                  736 Norwich-New London Turnpike
                                  Uncasville, Connecticut   06382
                                  Electronic Fax (860) 848-4003

                 Section 12.4 HEADINGS. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only. The paragraph headings shall not be used in the interpretation of this Agreement.

                 Section 12.5 ATTORNEY'S FEES. In the event of any action at law or suit in equity or claim in bankruptcy or other proceeding to enforce this Agreement, the prevailing party shall be entitled to receive in addition to any other sums which it is awarded, all costs and expenses of such action or suit, including actual attorneys' fees incurred.

                          The Seller shall, at the time of consummation of this
Agreement, pay to the Purchaser the reasonable fees and the reasonable disbursements of any attorney (other than a regular employee of the Purchaser) whom the Purchaser may engage with respect to the preparation or reviewing of this Agreement or otherwise representing the Purchaser in connection with any matter relating to this Agreement; and rendering opinions with respect to any of the transactions contemplated by this Agreement.

                 Section 12.6 SEVERABILITY. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

                 Section 12.7 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION BROUGHT IN CONNECTION WITH OR IN ANY WAY ARISING OUT OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 Section 12.8 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Seller may not assign this Agreement or any right or obligation hereunder without Purchaser's prior written consent and any prohibited assignment shall be void ab initio.

                 Section 12.9 WAIVER. The failure or delay of either party to strictly enforce the terms of this Agreement shall not be a waiver of the party's right to do so. A party can only waive a right under this Agreement if the waiver is in writing, identifies the right being waived, and is signed by the party waiving the right. Any purchase of a Contract or approval of a document by Purchaser shall not be a waiver of Purchaser's rights regarding any breach of this Agreement arising from the Contract or document.

                 Section 12.10 OFFSET. Purchaser has the right to offset, apply, or recoup any obligation of Seller to Purchaser against any obligations or payments Purchaser owes to Seller, or against any property held by Purchaser. Seller waives any right to offset, apply, counterclaim or recoup against any obligation it owes to Purchaser.

                 Section 12.11 INDEPENDENT CONTRACTOR. Seller is an independent contractor in all matters relating to this Agreement and the Assets and is not an agent or representative of Purchaser. Seller has no authority to act on behalf of or bind Purchaser.

                 Section 12.12 DAMAGES. In the event of any default by Purchaser, Seller's sole and exclusive remedy against Purchaser shall be a cause of action sounding in contract with damages limited to actual and direct damages incurred. Purchaser shall in no event be liable for ordinary negligence, delay in performance or any consequential, special, punitive, incidental or indirect damages, including without limitation, loss of profit or damage directly or indirectly resulting from the furnishing of services or reports under this Agreement.

                 Section 12.13 RESALE OF CONTRACTS. Without otherwise limiting any rights of Purchaser to sell all or any portion of the Purchased Contracts after the date hereof, Purchaser agrees that it shall not sell any Purchased Contracts to Mercury Finance Corporation, First Merchants Finance Corporation or American General Finance Corporation, or any of their respective subsidiaries know to be such subsidiaries by Purchaser prior to the consummation of any sale.

                 Section 12.14 PREJUDGMENT REMEDY WAIVER. THE UNDERSIGNED ACKNOWLEDGE THAT THIS IS A "COMMERCIAL TRANSACTION" AS SUCH IS DEFINED IN CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED. THE UNDERSIGNED FURTHER ACKNOWLEDGE THAT, PURSUANT TO SUCH SECTION, THEY HAVE A RIGHT TO NOTICE OF AND HEARING PRIOR TO THE ISSUANCE OF ANY "PREJUDGMENT REMEDY". NOTWITHSTANDING THE FOREGOING, THE UNDERSIGNED HEREBY WAIVE ALL RIGHT TO SUCH NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER IN CONNECTION WITH ANY SUIT ON THIS ASSET PURCHASE AGREEMENT OR ANY MODIFICATIONS OF THE SAME. THE UNDERSIGNED FURTHER CONSENT TO THE ISSUANCE OF ANY SUCH PREJUDGMENT REMEDIES WITHOUT A BOND AND AGREE NOT TO REQUEST OR FILE MOTIONS SEEKING TO REQUIRE THE POSTING OF A BOND UNDER PUBLIC ACT 93-431 IN CONNECTION WITH THE LENDER'S EXERCISE OF ANY PREJUDGMENT REMEDY.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers and representatives as indicated below as of the day and year written below.

Entered into as of April 4, 1996.

                                        FIRST ENTERPRISE FINANCIAL GROUP, INC.



                                        By    /s/ Michael Harrington
                                           -----------------------------------
                                            Michael Harrington, its President

Entered into as of April 3, 1996.


                                 LIBERTY BANK





                                 By Frederic W. Dauch
                                    -------------------------------
                                    Frederic W. Dauch, its Vice President




STATE OF ILLINOIS         )
                          ) ss: Evanston
COUNTY OF COOK            )

                 On this the 4th day of April, 1996, before me, the undersigned officer, personally appeared Michael Harrington, who acknowledged himself to be the President of FIRST ENTERPRISE FINANCIAL GROUP, INC., duly authorized, signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of said FIRST ENTERPRISE FINANCIAL GROUP, INC.

                 In Witness Whereof, I hereunto set my hand and official seal.


                                 Paul A. Stinneford
                                 -----------------------------------------------
                                 Notary Public -- My Commission Expires:
                                                                          ------

                                                      "OFFICIAL SEAL"
STATE OF CONNECTICUT      )                          PAUL A. STINNEFORD
                          ) ss: Middletown    NOTARY PUBLIC, STATE OF ILLINOIS
COUNTY OF MIDDLESEX       )                   My Commission Expires 09/02/96


                 On this the 3rd day of April, 1996, before me, the undersigned officer, personally appeared Frederic W. Dauch, who acknowledged himself to be the Vice President of LIBERTY BANK, duly authorized, signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of said LIBERTY BANK.

                 In Witness Whereof, I hereunto set my hand and official seal.


                                 John J. O'Brien
                                 -----------------------------------------------
                                 Notary Public -- My Commission Expires: 3/31/98